UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): December 14, 2023

Verona Pharma plc

(Exact name of registrant as specified in its charter)

United Kingdom	001-38067	98-1489389
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3 More London Riverside

London SE1 2RE

United Kingdom

(Address of principal executive offices) (Zip Code)

+44 203 283 4200

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Ordinary shares, nominal value £0.05 per share*	VRNA	The Nasdaq Stock Market LLC (Nasdaq Global Market)

* The ordinary shares are represented by American Depositary Shares (each representing 8 ordinary shares), which are exempt from the operation of Section 12(a) of the Securities Exchange Act of 1934, as amended, pursuant to Rule 12a-8 thereunder.

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 4.01.	Changes in Registrant’s Certifying Accountant.

(a) and (b) On December 14, 2023, the Audit and Risk Committee of the Board of Directors of Verona Pharma plc (the “Company”) dismissed PricewaterhouseCoopers LLP (“PwC”) and approved the engagement of Ernst & Young LLP (“EY”) to serve as the Company’s independent registered public accounting firm (“independent auditor”) to audit the Company’s consolidated financial statements as of and for the fiscal year ending December 31, 2024, contingent upon the appointment of EY as the Company’s independent auditor by the Company’s shareholders at its 2024 Annual General Meeting (the “Shareholder Appointment”). Subject to the Shareholder Appointment, EY will replace PwC, the Company’s current independent auditor, which is not being nominated for re-appointment by the shareholders and whose term as independent auditor is expected to end following the Company’s 2024 Annual General Meeting.

The reports of PwC on the Company’s consolidated financial statements as of and for the years ended December 31, 2022 and 2021 did not contain an adverse opinion or a disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope or accounting principles.

During the fiscal years ended December 31, 2022 and 2021, and in the subsequent interim period through December 14, 2023, there were (i) no “disagreements” (as that term is defined in Item 304(a)(1)(iv) of Regulation S-K) between the Company and PwC on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedures, which, if not resolved to the satisfaction of PwC, would have caused PwC to make reference to the matter in its report on the financial statements for such years, and (ii) no “reportable events” (as that term is described in Item 304(a)(1)(v) of Regulation S-K).

The Company provided PwC with a copy of the disclosures contained in this Current Report on Form 8-K (this “Current Report”) and requested that PwC furnish a letter addressed to the Securities and Exchange Commission stating whether it agrees with the statements contained herein. A copy of PwC’s letter dated December 14, 2023 is filed as Exhibit 16.1 hereto.

During the Company’s two most recent fiscal years ended December 31, 2022 and December 31, 2021, and the subsequent interim period from January 1, 2023 through December 14, 2023, neither the Company nor anyone acting on its behalf consulted with EY regarding either (i) the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Company’s consolidated financial statements, and neither a written report nor oral advice was provided to the Company that EY concluded was an important factor considered by the Company in reaching a decision as to the accounting, auditing or financial reporting issue; or (ii) any matter that was either the subject of a “disagreement” (as defined in Item 304(a)(1)(iv) of Regulation S-K and the related instructions thereto) or a “reportable event” (as described in Item 304(a)(1)(v) of Regulation S-K).

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

16.1	Letter of PricewaterhouseCoopers LLP, dated December 14, 2023.

104	Cover Page Interactive Data File (embedded within the inline XBRL document).

Forward-Looking Statements

This Current Report contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. All statements contained in this Current Report that do not relate to matters of historical fact should be considered forward-looking statements, including without limitation, statements regarding the appointment or dismissal of the Company’s independent auditor and approval of the Shareholder Appointment. Statements using words such as “expect”, “anticipate”, “believe”, “may”, “will”, “contingent”, “subject” and similar terms are also forward-looking statements. These forward-looking statements are based on management's current expectations. These statements are neither promises nor guarantees, but involve known and unknown risks, uncertainties and other important factors that may cause the Company’s actual results, performance or achievements to be materially different from its expectations expressed or implied by the forward-looking statements, including without limitation, the risk that the Company’s shareholders do not approve the Shareholder Appointment and the factors discussed under the caption “Risk Factors” in its Quarterly Report on Form 10-Q for the period ended September 30, 2023 and in its Annual Report on Form 10-K for the year ended December 31, 2022 and as any such factors may be updated from time to time in its other filings with the SEC. Any such forward-looking statements represent management's estimates as of the date of this Current Report. While the Company may elect to update such forward-looking statements at some point in the future, it disclaims any obligation to do so, even if subsequent events cause its views to change. These forward-looking statements should not be relied upon as representing the Company’s views as of any date subsequent to the date of this Current Report.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VERONA PHARMA PLC

Date: December 18, 2023	By:	/s/ David Zaccardelli, Pharm. D.
	Name:	David Zaccardelli, Pharm. D.
	Title:	President and Chief Executive Officer